                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Getty Images, Inc. on Form S-3 of our report dated March 30, 1998, of our audits of the consolidated financial statements and financial statement schedules of Getty Communications plc and subsidiaries appearing in the Annual Report on Form 10-K of Getty Images, Inc. We also consent to the reference to our firm under the caption "Experts".

                                          Coopers & Lybrand
                                          Chartered Accountants

London, England
November 12, 1998